Exhibit 99.1

Humanigen Executes Licensing Agreement for Lenzilumab™ in COVID-19 with KPM Tech/Telcon RF Pharmaceutical for South Korea and the Philippines

•	Agreement provides Humanigen up to US$20 million in milestones and double-digit royalties on product sales
•	Transaction supports the Humanigen Asia-Pacific regional corporate development strategy

Burlingame, CA, November 3, 2020 – Humanigen, Inc. (Nasdaq: HGEN) (“Humanigen”), a clinical stage biopharmaceutical company focused on preventing and treating an immune hyper-response called ‘cytokine storm’ with its lead drug candidate lenzilumab, today announced the execution of its first licensing transaction in the Asia-Pacific Region with Telcon RF Pharmaceutical, Inc. (“Telcon”) (200230.KQ) and KPM Tech Co., Ltd (“KPM Tech”) (042040.KQ) for development and commercialization rights to lenzilumab for COVID-19 for South Korea and the Philippines.

Telcon is an affiliate of KPM Tech and both companies recently invested in the Humanigen June 2020 PIPE offering. Telcon produces liquid formulations, tablets, pills, capsules, and other pharmaceutical products, as well as communication equipment.

Mr. Ji-Hoon Kim, CEO of Telcon and KPM Tech, said, “We have supported Humanigen through an equity investment and see lenzilumab as an excellent therapeutic solution for the hyperinflammation seen in COVID-19 hospitalized patients. Lenzilumab has a significant part to play in the treatment of patients in the pandemic and beyond. We are honored to be selected to develop and potentially launch lenzilumab in South Korea and the Philippines.”

The licensing agreement includes payments of up to US$20 million with US$6 million as an upfront payment upon execution of the licensing agreement and the balance of US$14 million in two payments based on achievement by Humanigen of specified milestones in the US. Telcon and KPM Tech will be responsible for gaining regulatory approval and subsequent commercialization of lenzilumab in its territories. Humanigen will earn double-digit royalties following receipt of those approvals on net sales subsequent to commercialization. The number of COVID-19 cases in South Korea and the Philippines is more than 412,000.1

“Telcon and KPM Tech invested in Humanigen with a view to increase involvement moving forward,” said Bob Atwill, Head of Asia-Pacific Region at Humanigen. “This is the next step in our relationship and we are grateful for the support we have received. Humanigen’s expansion strategy in the Asia-Pacific region is well underway and this is the first of other anticipated licensing transactions for lenzilumab in COVID-19 hospitalised patients.”

About Humanigen, Inc.

Humanigen, Inc. is developing its portfolio of clinical and pre-clinical therapies for the treatment of cancers and infectious diseases via its novel, cutting-edge GM-CSF neutralization and gene-knockout platforms. We believe that our GM-CSF neutralization and gene-editing platform technologies have the potential to reduce the inflammatory cascade associated with coronavirus infection. The company’s immediate focus is to prevent or minimize the cytokine release syndrome that precedes severe lung dysfunction and ARDS in serious cases of SARS-CoV-2 infection. The company is also focused on creating next-generation combinatory gene-edited CAR-T therapies using strategies to improve efficacy while employing GM-CSF gene knockout technologies to control toxicity. In addition, the company is developing its own portfolio of proprietary first-in-class EphA3-CAR-T for various solid cancers and EMR1-CAR-T for various eosinophilic disorders. The company is also exploring the effectiveness of its GM-CSF neutralization technologies (either through the use of lenzilumabTM as a neutralizing antibody or through GM-CSF gene knockout) in combination with other CAR-T, bispecific or natural killer (NK) T cell engaging immunotherapy treatments to break the efficacy/toxicity linkage, including to prevent and/or treat graft-versus-host disease (GvHD) in patients undergoing allogeneic hematopoietic stem cell transplantation (HSCT). Additionally, Humanigen and Kite, a Gilead Company, are evaluating lenzilumab in combination with Yescarta® (axicabtagene ciloleucel) in patients with relapsed or refractory large B-cell lymphoma in a clinical collaboration. For more information, visit www.humanigen.com.

About KPM Tech Co., Ltd/Telcon RF Pharmaceutical, Inc.

KPM Tech was established in March 1971 to develop and manufacture plating chemicals, fully automatic plating equipment products, and associated technologies. On January 7, 2003, KPM Tech was approved for registration and transaction on the KOSDAQ stock market of the Korea Exchange. Key areas of focus include the manufacture and sale of PCBs, electronic communication semiconductors, surface treatment chemicals for automobile parts, and fully automatic plating equipment. KPM Tech and its subsidiaries also develop pharmaceutical and biotechnology products, including Opiranserin, an investigational non-narcotic analgesic that has completed a Phase 1/2a clinical trial in Korea.

Telcon was established in January 1999 to produce connectors, cable assemblies, etc. used in the manufacture of wireless communication equipment and today also manufactures and commercializes pharmaceutical products. The company was listed on the KOSDAQ market on November 24, 2014 and major business sectors include Telcon RF and pharmaceuticals/biotechnology. The pharmaceutical/biotechnology business division operates a Korea Good Manufacturing Practice (KGMP) production facility to produce liquid formulation products and other formulations such as tablets, pills, and capsules. There is also a continued investment in the development of new drugs.

Forward-Looking Statements

This release contains forward-looking statements. Forward-looking statements reflect management's current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual events or results may differ materially from those contained in the forward-looking statements. Words such as "will," "expect," "intend," "plan," "potential," "possible," "goals," "accelerate," "continue," and similar expressions identify forward-looking statements, including, without limitation, statements regarding our expectations surrounding our operational, research, development or commercialization activities relating to lenzilumab in the Asia Pacific region, our ability to achieve the US-based milestones to earn subsequent payments, and the ability of KPM Tech and Telcon to attain required regulatory approvals in the covered territories for us to generate royalties based on their net sales of lenzilumab. Forward-looking statements are subject to a number of risks and uncertainties including, but not limited to, the risks inherent in our lack of profitability and need for additional capital to grow our business; our dependence on partners to further the development of our product candidates; the uncertainties inherent in the development, attainment of requisite regulatory approvals and launch of any new pharmaceutical product; the outcome of pending or future litigation; and the various risks and uncertainties described in the "Risk Factors" sections and elsewhere in the Company's periodic and other filings with the Securities and Exchange Commission.

All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You should not place undue reliance on any forward-looking statements, which speak only as of the date of this release. We undertake no obligation to revise or update any forward-looking statements made in this press release to reflect events or circumstances after the date hereof or to reflect new information or the occurrence of unanticipated events, except as required by law.

CONTACT:

Media

Cammy Duong

Westwicke, an ICR company

Cammy.Duong@Westwicke.com

203-682-8380

Investors

Alan Lada

Solebury Trout

alada@troutgroup.com

856-313-8206

1 The New York Times. Covid World Map: Tracking the Global Outbreak. Updated November 2, 2020. Accessed November 2, 2020. https://www.nytimes.com/interactive/2020/world/coronavirus-maps.html.